                                                                October 30, 1997

Ariel Corporation
2540 Route 130
Cranbury, New Jersey 08512

Dear Sirs:

         Reference is made to the Registration Statement on Form S-1 ("Registration Statement") filed by Ariel Corporation ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 250,000 shares of common stock, par value $.001 per share ("Common Stock") to be offered by certain selling stock holders (the "Selling Stockholders").

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based upon the foregoing, it is our opinion that the Common Stock to be issued by the Company upon the exercise of warrants will be legally issued, fully paid and non-assessable.

Ariel Corporation
October 30, 1997
Page Two




         In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock, prior to their issuance will be duly executed on behalf of the Company by the Company's transfer and/or warrant agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.

                                                     Very truly yours,



                                              /s/ Berger & Paul, LLP
                                              ---------------------------------
                                                  Berger & Paul, LLP